Exhibit 10.1

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”), dated as of July 31, 2026, is by and between Wetouch Technology Inc., a Nevada corporation (the “Company”), and each of the Purchasers whose names are set forth on the signature pages hereto (individually, a “Purchaser” and collectively, the “Purchasers”). Each of such Purchasers and the Company is sometimes referred to herein each as a “Party”, and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Company desires to sell to such Purchasers, and such Purchasers desire to purchase from the Company, common stock, par value $0.001 per share with one vote per share (the “Common Stock”), in accordance with the terms and provisions of this Agreement;

WHEREAS, the Common Stock offered and sold by the Company pursuant to the terms of this Agreement are sometimes referred to herein as the “Share”; and

WHEREAS, the Shares are not registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and are being offered and sold pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D thereunder.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Company and each Purchaser agrees as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1 Issuance, Sale and Purchase of Shares. Upon the following terms and conditions, the Company is offering to each Purchaser the number of Shares set forth opposite such Purchaser’s name on such Purchaser’s signature page hereto.

Section 1.2 Purchase Price and Closing. Subject to the terms and conditions hereof, the Company agrees to issue and sell to such Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, such Purchasers, severally but not jointly, agree to purchase the Shares for $1.25 per share of Common Stock for an aggregate purchase price of $[*] (the “Purchase Price”). The closing (the “Closing”) of the purchase and sale of the shares of Common Stock to be acquired by such Purchasers from the Company under this Agreement shall take place remotely at such time as the parties hereto have executed this Agreement and all of the conditions set forth in Section 1.3 hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith (the “Closing Date”). At or before the Closing, such Purchasers shall deliver the Purchase Price by wire transfer in immediately available funds to the Company’s bank account designated by the Company as below:

Name of Company:	[*]
Company Address:	[*]
Company Bank:	[*]
Swift Code:	[*]
Account Name:	[*]
Account No:	[*])

No later than three (3) business days following the Closing, the Company shall cause its transfer agent to deliver to each Purchaser a share certificate representing the number of Shares purchased at such Closing or a copy of the book-entry statement evidencing such Purchaser as the holder of such Shares.

Section 1.3 Closing Conditions.

The obligations of the Company to issue and sell the Shares as contemplated by this Agreement shall be subject to the satisfaction, on or before the applicable Closing, of each of the following conditions, provided that any of which may be waived in writing by the Company in its sole discretion:

(a) All corporate and other actions required to be taken by the Company in connection with the issuance and sale of the Shares shall have been completed and all corporate and other actions required to be taken by each Purchaser in connection with the purchase of the Shares shall have been completed.

(b) The representations and warranties of each Purchaser contained in Section 2.2 of this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct in all material respects as of the Closing; and each Purchaser shall have performed and complied with in all material respects all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing.

(c) No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of, or materially and adversely alter, the transactions contemplated by this Agreement or imposes any damages or penalties that are substantial in relation to the Company; and no action, suit, proceeding or investigation shall have been instituted by or before any governmental authority of competent jurisdiction or threatened that seeks to restrain, enjoin, prevent, prohibit or otherwise makes illegal the consummation of, or materially and adversely alter, the transactions contemplated by this Agreement or impose any damages or penalties that are substantial in relation to the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to such Purchasers, as of the date hereof and as of each Closing Date, as follows:

(a) Organization and Authority. Each of the Company and its subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business in all material respects as is currently conducted. Neither the Company nor any of its subsidiaries is in material violation or default of any of the provisions of its respective memorandum and articles of association, certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and its subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification, except to the extent that the failure to be so qualified and in good standing would not adversely affect the ability of the Company to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement or adversely affect the ability of the Company and its subsidiaries to conduct the business as is currently conducted.

(b) Due Issuance of the Shares. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, the Shares will be validly issued, fully paid and non-assessable, and the Shares shall be free and clear of all encumbrances, except as required by applicable laws, and issued in compliance with all applicable federal, securities laws.

(c) Authority. The Company has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by it pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by it of this Agreement and the performance by it of its obligations hereunder have been duly authorized by all requisite actions on its part.

(d) Noncontravention. This Agreement has been duly executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company or any of its subsidiaries is subject. To the Company’s best knowledge, neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, nor compliance by the Company with any of the terms and conditions hereof will contravene any existing agreement, federal, state, county or local law, rule or regulation or any judgment, decree or order applicable to, or binding upon, it.

(e) Filings, Consents and Approvals. Assuming the accuracy of the representations and warranties of each Purchaser in Sections 2.2(e) and (f), neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, nor the performance by the Company of this Agreement in accordance with its terms requires the filing, consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority, except such as have been obtained, made, given or will be made promptly hereafter and any required filing or notification with the Securities and Exchange Commission or Nasdaq.

(f) No General Solicitation. Neither the Company nor any person or entity acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to “accredited investors” within the meaning of Rule 501 under the Securities Act.

Section 2.2 Representations and Warranties of such Purchasers. Each Purchaser hereby makes the following representations and warranties to the Company as of the date hereof, with respect solely to itself and not with respect to any other Purchaser:

(a) Authority. Each Purchaser has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by such Purchaser pursuant to this Agreement and to perform his obligations hereunder. The execution and delivery by each Purchaser of this Agreement and the performance by such Purchaser of its obligations hereunder have been duly authorized by all requisite actions on his part.

(b) Valid Agreement. This Agreement has been duly executed and delivered by each Purchaser and constitutes such Purchaser’s legal, valid and binding obligation, enforceable against him in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Consents. Neither the execution and delivery by such Purchaser of this Agreement nor the consummation by such Purchaser of any of the transactions contemplated hereby nor the performance by him of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving of notice to, any governmental or public body or authority or any third party, except as have been obtained, made or given.

(d) No Conflict. Neither the execution and delivery by it of this Agreement, nor the consummation by such Purchaser of any of the transactions contemplated hereby, nor compliance by him with any of the terms and conditions hereof will contravene any existing agreement, federal, state, county or local law, rule or regulation or any judgment, decree or order applicable to, or binding upon, such Purchaser.

(e) No General Solicitation. Such Purchaser is not purchasing the Shares because of any general solicitation or general advertisement, including, without limitation, (i) any advertisement, articles, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(f) Status and Investment Intent.

(i) Experience. Each Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares. Each Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(ii) Purchase Entirely for Own Account. Each Purchaser is acquiring the Shares for his own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof. Such Purchaser does not have any direct or indirect arrangement, or understanding with any other persons to distribute, or regarding the distribution of the Shares in violation of the Securities Act or other applicable laws.

(iii) Investor Accredited Status. Each Purchaser is an “accredited investor”, as that term is defined in Rule 501(a) of Regulation D of the Securities Act.

(iv) Distribution Compliance Period. Each Purchaser understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act or any other securities laws of the United States or any other jurisdiction. Each Purchaser understands that his investment in the Shares involves a high degree of risk and that he may lose its entire investment. Each acknowledges that the Shares may not be sold, hypothecated or otherwise disposed of unless registered under the Securities Act and applicable state securities laws or an exemption from registration is available. Any resale of any of the Shares may be made only pursuant to (i) a registration statement under the Securities Act which has been declared effective by the Securities and Exchange Commission and is effective at the time of such sale, or (ii) a specific exemption from the registration requirements of the Securities Act. In claiming any such exemption, each Purchaser will, prior to any sale or distribution of any Shares advise the Company, and, if requested, provide the Company with a favorable written opinion of counsel, in form and substance satisfactory to the Company’s counsel, as to the applicability of such exemption to the proposed sale or distribution.

(v) Restrictive Legend. Each Purchaser understands that the certificate evidencing the Shares will bear a legend or other restriction substantially to the following effect:

“THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NO SALE, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE UNLESS EITHER (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EITHER CASE UPON THE RECEIPT OF AN OPINION OF U.S. COUNSEL.”

(vi) Direct Contact; No Broker. The contact between the Company and each Purchaser was made directly through an existing relationship. No broker, investment banker or other person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the execution and delivery of this Agreement or the consummation of any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of each Purchaser.

(g) Not an Affiliate. Such Purchaser is not an officer, director or “affiliate” (as that term is defined in Rule 415 of the Securities Act) of the Company.

ARTICLE III

COVENANTS; MISCELLANEOUS

Section 3.1 No Shorting or Lending of Shares. Such Purchasers shall not (i) engage in any short-selling activities involving the Common Stock, or (ii) lend the Shares to any third party.

Section 3.2 Holding Period. Such Purchasers acknowledge and agree that the Shares may not be transferred or sold for at least a period of one (1) year following the Closing Date without the prior written consent of the Company and subject to applicable U.S. federal securities laws.

Section 3.3 Use of Proceeds. The Company shall use the proceeds from the sale of the Shares hereunder for the general corporate use. In no event shall the Company use the proceeds from the sale of the Shares hereunder for the settlement of litigation payment, payment to the construction projects or acquisition of real property, investment into securities, and any other non-operation matters.

Section 3.4 Reserved.

Section 3.5 Termination. This Agreement may not be terminated except by mutual agreement of the Parties. Nothing in this Section 3.5 shall be deemed to release any Party from any liability for any breach of this Agreement prior to the effective date of such termination.

Section 3.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either Party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York. The Parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

Section 3.7 Consent to Jurisdiction. Each of the Company and such Purchaser hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

Section 3.8 Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties hereto.

Section 3.9 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each of the Parties and their respective heirs, successors and permitted assigns.

Section 3.10 Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or such Purchaser without the express written consent of the other Party. Any purported assignment in violation of the foregoing sentence shall be null and void.

Section 3.11 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the Parties to whom notice is to be given, on the date sent if sent by e-mail or facsimile, on the next business day following delivery if sent by courier or on the day of attempted delivery by postal service if mailed by registered or certified mail, return receipt requested, postage paid, and properly addressed. The address of each Purchaser for such notices and communications shall be as set forth on the signature pages attached hereto. If to the Company, at:

No. 29, Third Main Avenue

Shigao Town, Renshou County

Meishan, Sichuan, China

Attn: Zongyi Lian

Email: Jack-lien@wetouch.com.cn

Any Party may change its address for purposes of this Section 3.11 by giving the other Party a written notice of the new address in the manner set forth above.

Section 3.12 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Parties hereto with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by this Agreement.

Section 3.13 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 3.14 Fees and Expenses. Each Party will be responsible for all of its own expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

Section 3.15 Public Announcements. Such Purchaser shall not make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the Company.

Section 3.16 Specific Performance. The Parties agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof. Accordingly, each Party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 3.17 Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 3.18 Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

WETOUCH TECHNOLOGY INC.

By:
Name:	Zongyi Lian
Title:	President and Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

PURCHASER SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Share Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: [*]

Signature of Authorized Signatory of Purchaser: [*]

Name of Authorized Signatory: [*]

Title of Authorized Signatory: [*]

Email Address of Authorized Signatory: [*]

Facsimile Number of Authorized Signatory:

[*]

Address for Notice to Purchaser:

[*]

Investment Amount: [*]

Number of Shares: [*]